            Consent of Independent Registered Public Accounting Firm

   We have issued our report dated September 21, 2007 accompanying the financial statements of Van Kampen Unit Trusts, Series 503 as of May 31, 2007, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP

New York, New York
September 21, 2007